Exhibit 99.3

Designated Filer: Warburg Pincus Private Equity VIII, L.P.

Issuer & Ticker Symbol: Neurogen Corporation [NRGN]

Date of Event Requiring Statement: December 23, 2009

Joint Filers’ Signatures

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date:12/23/2009
Name: Scott A. Arenare

Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date:12/23/2009
Name: Scott A. Arenare

Title: Managing Director

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date:12/23/2009
Name: Scott A. Arenare

Title: Partner

By: /s/ Scott A. Arenare	Date:12/23/2009
Name: Charles R. Kaye

By: Scott A. Arenare, Attorney-in-Fact*

By: /s/ Scott A. Arenare	Date:12/23/2009
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.